                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement           / /  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                         DREXLER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                          [LOGO] DREXLER
                                 TECHNOLOGY CORPORATION

                     1077 INDEPENDENCE AVENUE MOUNTAIN VIEW,
                                CALIFORNIA 94043

                              ---------------------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, SEPTEMBER 27, 2002
                                   2:00 P.M.



To the Stockholders:

     The 2002 Annual Meeting of Stockholders of Drexler Technology Corporation (the "Company") will be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 27, 2002, at 2:00 p.m., for the following purposes:

     1.   to elect directors;

     2. to approve an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 275,000 shares;

     3. if properly presented at the meeting, to consider a stockholder proposal relating to dividend policy;

     4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on Wednesday, July 31, 2002 are entitled to notice of and to vote at this meeting and at any continuation, adjournment, or postponement thereof.


                                           By Order of the Board of Directors


                                           JERALD E. ROSENBLUM
                                           SECRETARY

Mountain View, California
August 27, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Proposal 1: Election of Directors . . . . . . . . . . . . . . . . . . . . .   2
Proposal 2: Amendment to the Company's Stock Option Plan to Increase the
   Number of Shares Reserved for Issuance Thereunder by 275,000 shares. . .   5
Proposal 3: Stockholder Proposal Relating to Dividend Policy. . . . . . . .   8
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Compensation Committee Interlocks and Insider Participation . . . . . . . .  11
Certain Relationships and Related Transactions. . . . . . . . . . . . . . .  11
Employment Contracts, Termination of Employment, and Change of Control
   Arrangements . . . . . . . . . . . . . . . . . . . . . .  . . . .  . . .  11
Stock Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Board Compensation Committee Report on Executive Compensation . . . . . . .  13
Audit Committee Report. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Independent Accountants - Audit Fee . . . . . . . . . . . . . . . . . . . .  15
Information Regarding Change of Independent Accountants . . . . . . . . . .  15
Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . . . . .  15
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Proxy Cost and Solicitation . . . . . . . . . . . . . . . . . . . . . . . .  17
Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Stockholder Proposals for the 2003 Annual Meeting . . . . . . . . . . . . .  17
Availability of Form 10-K . . . . . . . . . . . . . . . . . . . . . . . . .  17

--------------------------------------------------------------------------------


VOTING SHARES HELD IN YOUR OWN NAME

     If your shares are held directly in your name with Drexler Technology's transfer agent, Mellon Investor Services LLC, you are receiving a Drexler Technology proxy card on which to vote. Whether or not you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope as promptly as possible. Postage is not needed if the envelope is mailed in the United States. If you attend the meeting, and so desire, you may withdraw your proxy and vote in person.

VOTING SHARES HELD IN "STREET NAME"

     If your shares are held by your broker ("street name") you are receiving a voting instruction form from your broker or the broker's agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion.

     A number of brokers and banks participate in a program, provided through ADP Investor Communication Services, that offers telephone and Internet voting options to "street name" stockholders. Please check your voting instruction form to determine if you can use these voting methods.

     "Street name" stockholders may attend the 2002 Annual Meeting and vote in person by contacting the broker or agent in whose name the shares are registered, to obtain a broker's proxy showing the number of shares you owned beneficially on July 31, 2002. You must bring the broker's proxy to the annual meeting in order to vote in person.

                         DREXLER TECHNOLOGY CORPORATION
           1077 INDEPENDENCE AVENUE, MOUNTAIN VIEW, CALIFORNIA 94043

                              ---------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 27, 2002

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders of the Company, to be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, at 2:00 p.m. on Friday, September 27, 2002. Only stockholders of record on Wednesday, July 31, 2002, will be entitled to vote. At the close of business on that date, the Company had outstanding 10,313,379 shares of common stock.

     Stockholders are entitled to one vote for each share held. All duly executed proxy cards received prior to the meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     o FOR the election of the Board's nominees as directors as set forth in this Proxy Statement;

     o FOR approval of an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 275,000 shares; and

     o AGAINST the stockholder proposal relating to dividend policy, if such proposal is properly presented at the meeting.

In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, an instrument revoking it, by duly executing a proxy bearing a later date which is presented to the meeting, or by attending the meeting and electing to vote in person.

     The required quorum for the transaction of business at the annual meeting is a majority of the shares entitled to vote, represented in person or by proxy. Shares that are duly voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as being present at the meeting for purposes of establishing a quorum.

     The Company intends to count abstentions with respect to any proposal as present or represented and entitled to vote on that proposal and thus have the same effect as negatives. The Company intends to count broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are not voted on a particular matter but are voted on other matters due to the absence of instructions as to the particular matter from the beneficial owners) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to any proposal that may come before the meeting. Broker non-votes would to this extent have no effect on the outcome of the election of directors or the vote on any proposal.

     This Proxy Statement is being mailed to stockholders of record on or about August 27, 2002.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Company's By-Laws, there are seven individuals nominated for election as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. All seven nominees are currently members of the Company's Board of Directors: Jerome Drexler, Christopher J. Dyball, Richard M. Haddock, Arthur H. Hausman, Dan Maydan, William E. McKenna, and Walter F. Walker. Certain biographical information about the nominees is set forth in the table on pages 4 and 5. As explained above, all proxies solicited hereby will be voted for the election of the seven nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card. If any nominee is unable or declines to serve as director at the time of the annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during the 2002 fiscal year ended March 31, 2002. The Board has standing Audit, Compensation, Stock Option, and Nominating Committees. During the 2002 fiscal year, the Audit Committee held four meetings, the Compensation Committee held one meeting, and the Stock Option Committee held five meetings. The Nominating Committee held no meetings during fiscal 2002 but held one meeting subsequent to the end of the fiscal year to recommend the nomination of incumbent directors for re-election at the 2002 Annual Meeting of Stockholders. During the 2002 fiscal year, Mr. Walker did not attend two Board of Directors meetings and one Audit Committee meeting. All other Board and committee meetings were attended by all members during the 2002 fiscal year.

     The Audit Committee is generally responsible for overseeing and monitoring the participation of both management and the independent accountants in the Company's financial reporting process. The Audit Committee confers with the Company's independent accountants to review the results of the annual audit and to discuss the financial statements and independence of the accountants. The Audit Committee recommends to the Board the independent accountants to be retained and receives and considers the accountants' comments as to controls, adequacy of staff, and management performance and procedures in connection with the audit and financial controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The Audit Committee currently is composed of Messrs. Hausman, McKenna, and Walker, each of whom the Company believes to be qualified and "independent" as defined by The Nasdaq(R) Stock Market listing requirements. On May 16, 2000, the Board of Directors adopted a written charter for the Audit Committee in accordance with Nasdaq's rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq.

     The Compensation Committee currently is composed of two outside directors, Mr. McKenna and Dr. Maydan. The function of the Compensation Committee is to approve the salaries of executive officers (including the Chief Executive Officer) and to approve the salaries of certain other employees. The Stock Option Committee is composed of two outside directors, Messrs. McKenna and Hausman. The function of the Stock Option Committee is to oversee the Company's Stock Option Plan and Employee Stock Purchase Plan. The Nominating Committee is composed of all four outside directors, namely, Messrs. Hausman, McKenna, Walker, and Dr. Maydan. The function of the Nominating Committee is to recommend to the Board the nominees for director.

DIRECTOR COMPENSATION

     Each of the seven director receives a fee of $1,200 per month for serving as a director, the standard fee in effect since July 1995. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company.

     The Company's Stock Option Plan provides for the automatic grant of an option to purchase 15,000 shares of the Company's common stock on the date any person, whether or not a Company employee, first becomes a director. Grants to newly elected directors have a term of ten years and become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant. The Stock Option Plan further provides that on the date of the Company's annual meeting, each NON-EMPLOYEE director who has served as a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's common stock. These option share grants to re-elected non-employee directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's common stock on the date of grant.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains information as of June 30, 2002, respecting the number of shares and percentage of the Company's common stock beneficially owned by each of the Company's seven directors, by each executive officer of the Company, and by all executive officers and directors as a group. The address of each beneficial owner listed in the table is c/o Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043. Applicable percentages are based on 10,312,779 shares outstanding on June 30, 2002.


                             SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

                                                                            DIRECTOR     COMMON       PERCENTAGE
NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS              AGE         SINCE      SHARES(1)     OF CLASS(2)
---------------------------------------------------              ---        --------    ---------     -----------
JEROME DREXLER, DIRECTOR AND EXECUTIVE OFFICER . . . . . . . .    74          1968     1,032,803(3)       9.8%
Chairman of the Board of Directors and Chief Executive Officer
of the Company and its wholly owned subsidiary, LaserCard
Systems Corporation.

ARTHUR H. HAUSMAN, DIRECTOR. . . . . . . . . . . . . . . . . .    78          1981        50,392(4)        .5%
Private investor. Retired Chairman, President, and Chief
Executive Officer of Ampex Corporation (manufacturer of
professional audio-video systems, data/memory products, and
magnetic tape). Director of California Amplifier, Inc.
(low-noise amplifiers).

DAN MAYDAN, DIRECTOR . . . . . . . . . . . . . . . . . . . . .    66          1998        27,000(5)        .3%
President (since 1993) and Director (since 1992) of Applied
Materials, Inc. (semiconductor manufacturing equipment).
Director of Electronics for Imaging, Inc. (software).

WILLIAM E. McKENNA, DIRECTOR . . . . . . . . . . . . . . . . .    82          1970        77,483(6)        .7%
Private investor. Director of Midway Games, Inc. (interactive entertainment software for the home market) and WMS
Industries, Inc. (coin-operated video and other games).

WALTER F. WALKER, DIRECTOR . . . . . . . . . . . . . . . . . .    47          1999        38,750(7)        .4%
President and CEO (since 2001) of Seattle Sonics & Storm
Basketball (NBA and WNBA basketball teams); formerly President
(since 1994) of Seattle SuperSonics NBA basketball team.
Previously, was President (in 1994) of Walker Capital, Inc.
(money management firm) and Vice President (from 1987 to 1994)
of Goldman Sachs & Co. (investment banking firm). Director of
Redhook Ale Brewery and Advanced Digital Information
Corporation (archival and backup data-storage peripherals).
Trustee of Boys & Girls Clubs of America. Also a Chartered
Financial Analyst (CFA).

RICHARD M. HADDOCK, DIRECTOR AND EXECUTIVE OFFICER . . . . . .    50          2001       166,031(8)       1.6%
President and Chief Operating Officer of the Company and also of its wholly owned subsidiary, LaserCard Systems Corporation.

CHRISTOPHER J. DYBALL, DIRECTOR AND EXECUTIVE OFFICER. . . . .    51          2001       134,062(9)       1.3%
Executive Vice President and General Manager, Card
Manufacturing of the Company.

STEVEN G. LARSON, EXECUTIVE OFFICER. . . . . . . . . . . . . .    52           N/A        94,155(10)       .9%
Vice President of Finance and Treasurer of the Company and its
wholly owned subsidiary, LaserCard Systems Corporation.

All executive officers and directors as a group
(the 8 persons named above). . . . . . . . . . . . . . . . . .                         1,620,676(11)     14.7%

-----------------

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 240,600 shares purchasable by exercise of option within 60 days. Does not include 7,700 shares owned by Mr. Drexler's wife, as to which shares Mr. Drexler disclaims any beneficial ownership. Includes 10,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

(4)  Includes 30,000 shares purchasable by exercise of option within 60 days.

(5)  Includes 27,000 shares purchasable by exercise of option within 60 days.

(6)  Includes 42,000 shares purchasable by exercise of option within 60 days.

(7)  Includes 20,000 shares purchasable by exercise of option within 60 days.

(8)  Includes 160,333 shares purchasable by exercise of option within 60 days.

(9)  Includes 128,533 shares purchasable by exercise of option within 60 days.

(10) Includes 91,000 shares purchasable by exercise of option within 60 days.

(11) Includes 739,466 shares purchasable by exercise of option within 60 days.

ON PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE COMPANY'S NOMINEES.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 1

     THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. The seven nominees for director who receive the most votes cast in their favor will be elected to serve as directors. With respect to the election of directors, stockholders may (1) vote "FOR" all seven nominees, (2) "WITHHOLD" authority to vote for all such nominees, or (3) "WITHHOLD" authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

    PROPOSAL 2: AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE
       NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 275,000 SHARES

     Proposal 2 seeks stockholder approval of an amendment to the Company's Stock Option Plan to increase the number of shares in the Stock Option Plan by 275,000 shares. This would result in an increase in the total number of shares authorized for stock options since 1991 from 3,750,000 to 4,025,000 shares. The 275,000 share increase would be added to the 174,596 shares that remained available for stock option grants as of June 30, 2002. THIS PROPOSED INCREASE OF 275,000 SHARES REPRESENTS APPROXIMATELY 2.7% OF THE COMPANY'S TOTAL OUTSTANDING SHARES AS OF THE RECORD DATE OF JULY 31, 2002.

     In June 2002, the Board of Directors approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase the aggregate number of shares available thereunder by 275,000 shares in order to have an adequate number of shares available for future option grants. As of June 30, 2002, a total of 1,634,390 shares had been issued upon the previous exercise of options under the Stock Option Plan and were no longer available for option grants; 1,941,014 of the shares in the Stock Option Plan were reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $4.69 to $22.75 per share, or a weighted average per share exercise price of $12.69; and a total of 174,596 shares remained available for additional option grants, prior to giving effect to the proposed increase. There were 10,313,379 shares outstanding as of the record date.

     The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company and its subsidiaries. Although in September 2001, the Company's stockholders approved an amendment to the Stock Option Plan to increase the number of shares reserved thereunder by 300,000 shares, the Board of Directors believes that the 174,596 shares remaining available as of June 30, 2002, for granting options pursuant to the Stock Option Plan are insufficient for that purpose.

     From the inception of the Stock Option Plan in 1991 through June 30, 2002, the following persons or groups had, in total, received options to purchase shares of common stock under the Stock Option Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Drexler, 347,000 shares, Mr. Haddock, 483,000 shares, Dr. Dyball, 453,000 shares, and Mr. Larson, 357,000 shares; (ii) all current executive officers of the Company as a group: 1,640,000 shares; (iii) all current directors who are not executive officers as a group: 180,000 shares;
(iv) each nominee for director (other than the nominees listed in (i) above):
Mr. Hausman, 54,000 shares, Dr. Maydan, 39,000 shares, Mr. McKenna, 54,000 shares, and Mr. Walker, 33,000 shares; and (v) all employees and consultants of the Company, including any current officers who are not executive officers, as a group: 2,196,030 shares. The Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including any current officers who are not executive officers as a group. However, to increase the availability of shares available for stock option grants to other employees, the Chief Executive Officer has voluntarily waived all personal stock option grants since calendar year 1998.

     The following summary of the principal features of the Stock Option Plan is qualified in its entirety by reference to the terms of the Stock Option Plan, a copy of which is available without charge upon stockholder request to: J. P. Protsik, Manager, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

SUMMARY OF STOCK OPTION PLAN

     The Stock Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (approximately 95 persons as of June 30, 2002) of options to purchase shares of the Company's $0.01 par value common stock. The Stock Option Plan is administered by the Stock Option Committee, which, subject to the express provisions of the Plan and guidelines which may be adopted from time to time by the Board of Directors, has the authority to determine, among other things, to whom options will be granted, the number of shares, the term during which an option may be exercised, and the rate at which the option may be exercised.

     The purpose of the Stock Option Plan is to enhance the interest of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company and to give them an incentive to continue their service to the Company. The plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to its members, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options. Non-statutory stock options (NSOs) are automatically granted to non-employee directors and newly elected directors, as more particularly described on pages 2 and 3.

     Options granted to employees may be designated as incentive stock options
(ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the Stock Option Plan having an exercise price equal to the fair market value of the Company's common stock on the date of grant of the NSO. Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

     ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee). All of the presently outstanding options under the Stock Option Plan have ten-year terms. In general, the options are not immediately exercisable upon grant, but become exercisable in installments based upon the passage of time or the occurrence of certain events. Options granted under the Stock Option Plan prior to July 2000 typically become exercisable in installments of one-third (1/3) each after two, three, and four years from the date of grant; however, options granted starting in July 2000 typically become exercisable in installments of one-fourth (1/4) each after one, two, three, and four years from the date of grant. The Stock Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options, and some options are immediately exercisable upon grant.

     All options granted under the Stock Option Plan must have an exercise price not less than the fair market value of the Company's common stock on the date the option is granted. Fair market value per share is defined for this purpose as the average of the high and low trading prices as reported by The Nasdaq Stock Market on the applicable date. On Friday, June 28, 2002, the closing sale price per share for the Company's common stock on Nasdaq was $21.60 per share. Payment for the shares upon the exercise of options is in cash (including pursuant to a cashless exercise as permitted under the Federal Reserve Board regulations, subject to applicable securities law restrictions) or payment by utilization of outstanding Company stock owned by the optionee. The Company receives no cash consideration upon the granting of options. The number of shares remaining available in the Stock Option Plan is proportionately adjusted in the case of a stock split or stock dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

     The Board of Directors may at any time amend the Stock Option Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent. Stockholder approval is required for amendments that materially increase the number of shares reserved under the Stock Option Plan, materially alter the persons or class of persons eligible to be granted stock options, and for several types of amendments related to government codes and regulations. The Board of Directors may terminate the Stock Option Plan at any time. If not earlier terminated, the Stock Option Plan will terminate on May 16, 2010. Termination of the Stock Option Plan will not affect rights and obligations theretofore granted and then in effect.

     In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

     o permitting optionees no less than 30 days to exercise the vested portion of their options;

     o having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

     o providing for vesting of 100% of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

RECENT AMENDMENTS TO THE STOCK OPTION PLAN

     The Company has never made any loans to directors or officers to finance the exercise of stock options under the Stock Option Plan. However, payment for shares purchased under options could be made by full-recourse promissory note, at the discretion of the Board of Directors. The Board amended the Stock Option Plan in August 2002 to eliminate the provision for promissory notes and to make several other technical amendments related to current regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 2

     APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 275,000 SHARES WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

          PROPOSAL 3: STOCKHOLDER PROPOSAL RELATING TO DIVIDEND POLICY

     The Company has been advised that Mr. Ted L. Shrader, 17025 Via Media, San Lorenzo, California 94580, who has stated that he is the beneficial owner of 5,070 shares of the Company's common stock, intends to present a proposal at the annual meeting. The proposal and supporting statement submitted by Mr. Shrader are set forth below and have not been edited by the Company. The Board opposes the proposal for the reasons stated on pages 8 and 9.

STOCKHOLDER PROPOSAL OF TED L. SHRADER:

     The shareholders recommend that the Board of Directors adopt a fiscal policy which will include the issuance of dividends as a means to honor the Company's obligation to deliver tangible return to shareholders on their investments of capital.

AUTHOR'S ARGUMENT IN FAVOR OF STOCKHOLDER PROPOSAL:

     Drexler Technology Corporation's policy of "No Dividends" has prevailed for over fifteen years. It is the opinion of the author of this proposal that such restriction has been a handicap not only to investors, but to the Company as well. Without the possibility of tangible profit from Corporate earnings, investment in Drexler becomes no more than speculation in market pricing.

     By excluding dividends, the Company denies itself and shareholders any possibility of their reinvestment in support of growth.

     Alternative methods for benefitting shareholders may have merit and appeal, such as splitting or increasing the number of shares, but those diluting measures do not represent a sharing of profit.

     Proceeds from stock and options- used as incentive and performance rewards-appear from the record to have generously served inside the Company, but their proceeds are drawn from purchasers, not from generated earnings. This sort of reliance upon outside revenue may be seen as a form of subsidy, not an indication of corporate financial health and solvency. Evidence of success and stability will appear when and as that dependence is overcome; and, as tangible returns are realized by shareholders.

     Newsletters indicate that this company is responding to our National crisis by gearing up for growth and greater accountability. Now the need is for the Company to reveal that it intends to honor it's obligation to shareholders for a tangible return on their investments.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 3 (STOCKHOLDER PROPOSAL)

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

     The Board of Directors agrees with the importance of enhancing return on stockholders' investment. The Board believes, however, that return on investment sometimes can be enhanced better by strategies such as reinvesting in growth of the Company's business, minimizing debt, and reducing dilution, rather than by distributing dividends.

     Among its fiduciary responsibilities, the Board must weigh multiple factors to determine when, whether, and in what amounts dividends should be declared, relative to other business priorities. It should make this decision balancing the anticipated needs of the business for capital and the most effective means to enhance stockholder value in the light of current business circumstances. It should consider factors such as business cycles affecting customer demand, pressure from potential competitors, opportunities to reduce dilution by means of stock repurchases, and needs to invest in technical innovation, capital expansion, and key personnel, among other business needs.

     Mr. Shrader's proposal would impede the Board's ability to weigh all of the relevant factors properly. As a result, the proposal could affect adversely the Company's long-term competitiveness, financial health, and return on stockholder investment.

     The Company has not paid cash dividends on its common stock to date. It has returned value to its stockholders by increasing the value of its stock, by retaining earnings for reinvestment in research and development, personnel, and marketing, growing operations, minimizing debt, and taking advantage of favorable stock repurchase opportunities. As stated in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2002, the Company anticipates that for the foreseeable future, it would retain any earnings for use and reinvestment in its business and for the repurchase of its common stock. The Board will continue to evaluate this dividend policy in light of the factors described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE STOCKHOLDER PROPOSAL.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL 3

     APPROVAL OF THE ABOVE STOCKHOLDER PROPOSAL RELATING TO DIVIDEND POLICY WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 3. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

EXECUTIVE COMPENSATION

     The Summary Compensation Table below discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 2002, for services rendered in all capacities to the Company and its subsidiaries.

                                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                     ANNUAL COMPENSATION       COMPENSATION
                                                     -------------------       ------------
                                          FISCAL                              SHARES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)   BONUS ($)    OPTION GRANTS (#)    COMPENSATION(1)
---------------------------               ------    ----------   ---------    -----------------    ---------------
Jerome Drexler . . . . . . . . . . . . .   2002      $237,972          --              --                 --
  Chairman of the Board and                2001       235,622     $50,000              --                 --
  Chief Executive Officer                  2000       250,786          --              --                 --

Richard M. Haddock . . . . . . . . . . .   2002       263,645          --          30,000             $5,437
  President and                            2001       255,029      50,000          30,000              2,625
  Chief Operating Officer                  2000       244,476          --              --                 --

Christopher J. Dyball. . . . . . . . . .   2002       256,763          --          30,000              5,437
  Executive Vice President; General        2001       237,227      50,000          30,000              2,625
  Manager, Card Manufacturing              2000       229,840          --              --                 --

Steven G. Larson . . . . . . . . . . . .   2002       207,810          --          12,000              5,437
  Vice President of Finance                2001       207,234      30,000          20,000              2,625
  and Treasurer                            2000       180,682          --              --                 --

-----------------

(1) Represents the Company's matching contribution on behalf of these individuals in the Company's 401(k) Plan.

STOCK OPTION GRANTS TO EXECUTIVE OFFICERS

     The following table sets forth the stock options granted to each of the Company's four executive officers under the Company's Stock Option Plan during the 2002 fiscal year ended March 31, 2002. The options become exercisable in installments of one-fourth (1/4) each after one, two, three, and four years from the date of grant.

                                                OPTION GRANTS IN LAST FISCAL YEAR


                                     INDIVIDUAL GRANTS
                           -------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL RATES OF
                           SECURITIES     TOTAL OPTIONS    EXERCISE                      STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO        PRICE      EXPIRATION           FOR OPTION TERM(3)
                            OPTIONS       EMPLOYEES IN     ($/SHARE)       DATE        -----------------------------
NAME                       GRANTED(#)      FISCAL YEAR        (1)          (2)            5% ($)          10% ($)
----                       ----------     -------------    ---------    -----------    ------------    -------------
Jerome Drexler . . . . .         --               --            --             --              --              --

Richard Haddock. . . . .     30,000             8.68%       $13.125       9/21/11        $247,627        $627,536

Christopher Dyball . . .     30,000             8.68         13.125       9/21/11         247,627         627,536

Steven Larson. . . . . .     12,000             3.47         13.125       9/21/11          99,051         251,014

(1) At the discretion of the Board of Directors and/or Stock Option Committee, the optionee may pay the exercise price to the Company in cash or by delivering already owned shares, subject to certain conditions.

(2) Options have ten-year terms but are subject to earlier termination in certain events.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

AGGREGATED OPTION EXERCISES AND OPTIONS HELD BY EXECUTIVE OFFICERS

     The following table sets forth the value of options exercised by the Company's executive officers during the fiscal year ended March 31, 2002, and remaining options held at fiscal year end.

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                         SHARES                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                        ACQUIRED                           OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                           ON         VALUE           FISCAL YEAR-END (#)             FISCAL YEAR-END ($)(2)
                        EXERCISE     REALIZED     ----------------------------     ----------------------------
NAME                      (#)         ($)(1)      EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                    --------     --------     -----------    -------------     -----------    -------------
Jerome Drexler               --            --       240,600              --         $2,981,440              --

Richard Haddock          60,000      $698,424       155,333          74,167          1,608,303        $608,138

Christopher Dyball       80,000       897,495       123,533          74,167          1,227,119         608,138

Steven Larson            62,702       623,834        86,000          48,667            791,799         407,270

------------------

(1) Market value of underlying securities (based on the fair market value of the Company's common stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal year end (based on $22.05 per share, the closing market price of the Company's common stock on The Nasdaq Stock Market on the last day of the Company's fiscal year) minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

     The table below shows information as of March 31, 2002, with respect to equity compensation plans under which equity securities of the Company are authorized for issuance. The Company's equity compensation plans, consisting of the Stock Option Plan and Employee Stock Purchase Plan, are approved by security holders.

                            EQUITY COMPENSATION PLAN INFORMATION

                    NUMBER OF SECURITIES TO BE         WEIGHTED-AVERAGE         NUMBER OF SECURITIES REMAINING
                     ISSUED UPON EXERCISE OF           EXERCISE PRICE OF      AVAILABLE FOR FUTURE ISSUANCE UNDER
                       OUTSTANDING OPTIONS,           OUTSTANDING OPTIONS,    EQUITY COMPENSATION PLANS (EXCLUDING
PLAN CATEGORY          WARRANTS, AND RIGHTS           WARRANTS, AND RIGHTS    SECURITIES REFLECTED IN COLUMN (A))
-------------          --------------------           --------------------    -----------------------------------
                               (A)                            (B)                               (C)
Equity compensation
plans approved by
security holders             1,873,731                       $12.25                           416,837(1)

-----------------

(1) Includes 102,866 shares reserved as of March 31, 2002 for future purchases by employees through payroll deductions under the Company's Employee Stock Purchase Plan, which is available to all regular employees who work a minimum of 30 hours per week and who have completed six months of employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. During fiscal 2002, Mr. McKenna and Dr. Maydan served as members of the Compensation Committee, as did Jerome Drexler, the Company's Chief Executive Officer, who resigned from this Committee subsequent to fiscal year end. Mr. Drexler did not at any time participate in deliberations concerning his own compensation, which was approved by the Compensation Committee and the full Board of Directors, with Mr. Drexler recusing himself. The Compensation Committee is currently composed entirely of two outside directors who are not officers or employees of the Company. As presently established, the Compensation Committee approves the salary of executive officers, including the Chief Executive Officer, and certain other employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 19, 2001, the Company entered into a one-year agreement with Wexler & Walker Public Policy Associates, a unit of Hill and Knowlton, Inc., ("Wexler") to be lobbyists on behalf of the Company. The agreement may be terminated upon seven days' notice and provides for a monthly retainer of $6,000. During the 2002 fiscal year, the Company paid $42,000 to Wexler. The Chairman of Wexler is Robert S. Walker, a brother of director Walter F. Walker.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE OF CONTROL ARRANGEMENTS

     None of the Company's executive officers has employment or severance arrangements with the Company. Under the terms of the Stock Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. See the summary of the Stock Option Plan on pages 6 and 7 of this Proxy Statement.

STOCK PERFORMANCE GRAPH

     In the following stock performance graph, the cumulative total return on investment for the Company's common stock over the past five fiscal years is compared with the Russell 2000 Stock Index ("Russell 2000") and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for the Nasdaq Stock Market Electronic Components industry group ("Nasdaq Electronic Components"). The Russell 2000 is a benchmark index for small capitalization stocks. The Nasdaq Electronic Components index is used because the majority of the Company's revenues currently are derived from the sale of optical recording media (optical memory cards). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1997, and that any dividends were reinvested.


                              [PERFORMANCE GRAPH]


The stock performance graph was plotted using the following data:

                                                                  FISCAL YEAR ENDED MARCH 31,
                                                  ---------------------------------------------------------
                                                    1997     1998      1999      2000      2001      2002
                                                  -------  --------  --------  --------  --------  --------
Drexler Technology Corporation . . . . . . . . .  $100.00   $152.44   $ 97.56   $136.59   $120.10   $215.12
Russell 2000 . . . . . . . . . . . . . . . . . .   100.00    142.01    118.93    163.28    138.25    157.59
CRSP Nasdaq Electronic Components. . . . .         100.00    114.47    165.18    479.00    149.88    158.66

        PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMMITTEE INDEPENDENCE. The Board of Directors has established Compensation and Stock Option Committees which currently are composed entirely of outside directors who are not officers or employees of the Company. These Committees report to the Board of Directors on their activities. The Compensation and Stock Option Committees determine the general compensation policies of the Company and set specific compensation levels for certain employees, including the Chief Executive Officer and other executive officers.

     COMPENSATION PHILOSOPHY. The Company's compensation practices are intended to provide total compensation opportunities that are competitive with the pay practices of similar, high-technology companies. The goal of these compensation practices is to enable the Company to attract, retain, and motivate superior performing officers and employees. This is accomplished through a combination of base salary, cash bonuses, and stock options. The factors and considerations that are used in evaluating the compensation of the Chief Executive Officer are essentially the same as those used in evaluating the compensation of the Company's other executive officers. The Company believes that its compensation philosophy closely aligns employee interests with those of its stockholders.

     BASE SALARY. The annual base salaries paid to all four of the Company's executive officers for fiscal 2002 were established in September 1998 and were not adjusted for fiscal 2001 or fiscal 2002. A 5% increase in base salaries for all four executive officers was approved by the Compensation Committee for fiscal 2003 ending March 31, 2003. The Compensation Committee establishes base salary levels for executive officers, including the Chief Executive Officer, based on industry practice, competitive factors, level of experience, technical and administrative ability, position and responsibility, corporate performance, individual contribution, recommendations of executive management, in-depth knowledge of the Company and its technology, and similar factors.

     BONUS COMPENSATION. Occasionally, cash bonuses are awarded to executive officers and management employees based upon criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. No bonuses were awarded to executive officers during fiscal 2000. The Company awarded $130,000 in bonuses to its four executive officers during fiscal 2001, as shown on page 9 of this Proxy Statement. No bonuses were awarded to executive officers for fiscal 2002 ended March 31, 2002.

     STOCK AWARDS. Stock options are granted to a broad range of the Company's employees, including executive officers. During fiscal 2002, the Stock Option Committee approved stock option awards to 94 employees, including grants to three executive officers as shown on page 10 of this Proxy Statement. These awards were made not only to recruit, retain, and motivate employees, but also in recognition of the profitable performance of the Company and the individual contributions made by the executive officers and other employees during fiscal 2002. However, to increase the availability of shares available for stock option grants to other employees, the Chief Executive Officer has voluntarily waived all personal stock option grants since calendar year 1998.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The annual base salary paid to the Chief Executive Officer for fiscal 2002 was established in September 1998 and was not adjusted for fiscal 2001 or fiscal 2002, but was increased by 5% for fiscal 2003 ending March 31, 2003. The Compensation Committee considered a total package for the Company's Chief Executive Officer, within the context of the Company's objectives and business strategy. Although a member of the Compensation Committee at that time, the Chief Executive Officer did not participate in any deliberations or decisions concerning his own compensation, which was approved by the Compensation Committee and the full Board of Directors. The Committee considered the compensation levels of chief executive officers of comparable companies. The Company's profitable financial performance for fiscal 2002 also was considered in evaluating the Chief Executive Officer's compensation for the current fiscal year. However, the specific performance of the Company's common stock was not a factor. In addition, factors including overall abilities and experience, responsibility, individual contribution, in-depth knowledge of the Company and its technology, business acumen, and similar factors were considered.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). The provisions of
Section 162(m) of the Internal Revenue Code do not currently affect any of the Company's executive officers. Section 162(m) imposes a $1 million annual limit on the amount of compensation deductible by the Company with respect to each executive officer employed as of the last day of the applicable year. While the Company will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility would not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments would not be deductible under Section 162(m).

            COMPENSATION COMMITTEE          STOCK OPTION COMMITTEE
            ----------------------          ----------------------
        William E. McKenna (Chairman)     Arthur H. Hausman (Chairman)
                Dan Maydan                    William E. McKenna
       Jerome Drexler (former member)


AUDIT COMMITTEE REPORT

     The Audit Committee is comprised entirely of outside, independent directors. The Audit Committee oversees engagement of the Company's independent accountants, reviews the arrangements for and scope of the audit by the Company's independent accountants, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee of Drexler Technology Corporation hereby reports as follows:

     (1) The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent accountants.

     (2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     (3) The Audit Committee has received the written disclosure and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers their independence.

     (4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                                 ---------------
                          William E. McKenna (Chairman)
                               Arthur H. Hausman
                                Walter F. Walker

INDEPENDENT ACCOUNTANTS - AUDIT FEES

     The following table shows the aggregate fees billed as of August 14, 2002, to the Company by its previous independent accountants, Arthur Andersen LLP ("Andersen") and its current independent accountants, PricewaterhouseCoopers LLP ("PwC") for services related to fiscal year 2002 ended March 31, 2002.

     DESCRIPTION OF FEES                                ANDERSEN        PWC
     -------------------                                --------        ---
     Audit fees                                         $83,500(1)    $103,500
     Financial information systems design and
      implementation fees                                     0              0
     All other fees (tax related matters and
      other matters)                                    36,650(2)       19,625
-------------------

(1) Includes fees for fiscal 2002 audit services and for reviews of the fiscal 2002 first, second, and third quarters.

(2) Includes $30,000 in connection with the restatement of certain prior fiscal periods.

     The Audit Committee considered whether the provision of services other than the audit services is compatible with maintaining PwC's independence.

INFORMATION REGARDING CHANGE OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent accountants for fiscal years 1981 through 2001 and the first nine months of fiscal year 2002. On April 8, 2002, the Company, upon recommendation of the Audit Committee, dismissed Andersen as the Company's independent accountants and engaged PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ended March 31, 2002.

     Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended March 31, 2001 and 2000 and through the date of their dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen's letter dated April 10, 2002, stating its agreement with such statements, is contained in Exhibit 16 to the Company's Report on Form 8-K dated April 8, 2002, filed by the Company on April 12, 2002.

     During the fiscal years ended March 31, 2001 and 2000 and through the date of engagement of PwC, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Representative(s) of PwC, the principal accountants for the most recent completed fiscal year, are expected to be present at the stockholders' meeting. The representative(s) will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's common stock to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. The Company believes, based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, that all officers, directors, and holders of more than 10% of the Company's common stock complied with all
Section 16(a) filing requirements for the 2002 fiscal year.

PRINCIPAL STOCKHOLDERS

     The table below, based upon information supplied by the principal stockholders, shows the name, address, number of shares held, nature of ownership, and percentage of shares held as of June 30, 2002 by Jerome Drexler and, as of the most recent Schedule 13G reporting date as shown in the footnotes to this table, by other persons or entities known to the Company to own beneficially more than 5% of the outstanding common stock. Applicable percentages are based on 10,312,779 shares outstanding on June 30, 2002.

                 BENEFICIAL OWNERSHIP BY PRINCIPAL STOCKHOLDERS

                                             COMMON                   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         SHARES (1)               CLASS (2)
------------------------------------         ----------               ---------
Jerome Drexler
  c/o Drexler Technology Corporation
  1077 Independence Avenue
  Mountain View, CA 94043                   1,032,803 (3)                9.8%

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109                          1,090,761 (4)               10.6%

William D. Witter, Inc.
  One Citicorp Center
  153 East 53rd Street
  New York, NY 10022                          987,130 (5)                9.6%
-----------------

(1) Each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 240,600 shares purchasable by exercise of option within 60 days. Does not include 7,700 shares owned by Mr. Drexler's wife, as to which shares Mr. Drexler disclaims any beneficial ownership. Includes 10,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

(4) According to a Schedule 13G filed jointly on April 10, 2002 by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson: Fidelity Management & Research Company, a registered investment adviser and wholly owned subsidiary of FMR, is the beneficial owner of 690,632 shares over which Mr. Johnson and FMR each have sole dispositive power and the Funds' Boards of Trustees have sole voting power; Fidelity Management Trust Company, a wholly owned subsidiary of FMR, is the beneficial owner of 305,600 shares over which Mr. Johnson and FMR each have sole voting and sole dispositive power; and Fidelity International Limited is a beneficial owner of 94,529 shares with sole voting and sole dispositive power.

(5) According to an amended Schedule 13G filed jointly on June 7, 2002 by William D. Witter, Inc. ("WDW") and William D. Witter, WDW and Mr. Witter each have sole voting power over 968,530 shares and sole dispositive power over 987,130 shares.

PROXY COST AND SOLICITATION

     Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of common stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     The Company has retained the firm of Georgeson Shareholder Communications, Inc. ("GS") for solicitation and/or advisory services, if necessary, in connection with the solicitation, for which GS would receive a fee estimated at $5,000, together with reimbursement for its reasonable out-of-pocket expenses. The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of GS described above.

OTHER MATTERS

     The Company's management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. However, if any other matters are properly presented at the meeting, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) approval of the minutes of the 2001 Annual Meeting (but without ratification of the actions taken at that meeting); (b) election of a substitute for any nominee who is unable or for good cause will not serve as a director of the Company; and (c) all matters incident to the conduct of the meeting.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     In accordance with the Securities and Exchange Commission's regulations, stockholder proposals intended to be considered for inclusion in the proxy statement for the 2003Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices at 1077 Independence Avenue, Mountain View, California 94043, no later than April 29, 2003.

     A stockholder proposal not included in the Company's proxy statement for the 2003 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's By-Laws. In accordance with Section 2.13(c) of the Company's By-Laws, to be timely submitted for the 2003 Annual Meeting, the Company must have received the stockholder's notice not less than 120 days prior to the meeting; however, if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the tenth day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure of the date of the meeting occurs. Public disclosure of the date of the meeting is deemed to have occurred if the annual meeting is held on the meeting date specified in the Company's By-Laws, which would be September 26, 2003. However, the Company expects to hold its 2003 Annual Meeting on Friday, September 19, 2003; therefore, to be timely, the stockholder's notice must be received by the Company no later than May 22, 2003.

                            AVAILABILITY OF FORM 10-K

     UPON REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. THE COMPANY WILL FURNISH EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K TO ANY REQUESTING STOCKHOLDER FOR A REASONABLE FEE PER PAGE. THE REQUEST MUST INCLUDE A WRITTEN REPRESENTATION BY THE STOCKHOLDER THAT AS OF JULY 31, 2002, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING. PLEASE SEND REQUESTS TO: J. P. PROTSIK, MANAGER, CORPORATE OFFICE, DREXLER TECHNOLOGY CORPORATION, 1077 INDEPENDENCE AVENUE, MOUNTAIN VIEW, CALIFORNIA 94043.

                                  ATTACHMENT A
                            (FOR SEC REFERENCE ONLY)
                            =========================

                         DREXLER TECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

      (Amendment to Increase Shares Reserved for Issuance by 275,000 Shares
            Is Subject to Stockholder Approval on September 27, 2002)

     1. PURPOSES. Drexler Technology Corporation (hereinafter called the "Company") has adopted this Amended and Restated Stock Option Plan (this "Plan") to enhance the concern of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

     2. STOCK SUBJECT TO PLAN. The Company shall reserve 4,025,000 shares of its $0.01 par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under this Plan.

        The number of shares covered by options granted to any person during any twelve month period shall not exceed 100,000 shares, subject to adjustment in accordance with Section 5a. However, in connection with such person's initial service to the Company, he or she may be granted options to purchase up to an additional 100,000 shares.

     3. ADMINISTRATION OF THIS PLAN. The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") to administer this Plan which Committee shall consist of not less than two (2) members of the Board, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret this Plan and prescribe, amend, and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of this Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering this Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the Chief Executive Officer with respect to options granted to or which are held by persons who are neither officers nor directors of the Company.

     4. PERSONS ELIGIBLE. The Committee may grant incentive stock options to key employees of the Company or its subsidiaries (including officers and directors) and non-statutory stock options to key employees or consultants (including officers and directors) of the Company or its subsidiaries. For this purpose, "employee" shall conform to the requirements of Section 422 of the Code, and "subsidiary" means subsidiary corporations as defined in Section 424 of the Code.

        The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

     5. CHANGES IN CAPITAL STRUCTURE.

        a. Effect on this Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80% or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under this Plan as it deems appropriate, and such determination shall be final, binding, and conclusive.

        b. In Outstanding Options. Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding, and conclusive. Notwithstanding the foregoing, such adjustments shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

        c. In the event of any merger or consolidation of the Company (except with a subsidiary) or any acquisition of 80% or more of its gross assets or stock, or any reorganization or liquidation of the Company (an "Event"), the Board shall make arrangements (the "Arrangements") which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final, binding, and conclusive. The possible Arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Corporation of deferred compensation to the optionee, in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event, in installments which correspond to the vesting schedule of the unexpired option. The Board shall not be obligated to arrange such substitution or assumption to comply with Section 424(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board or Committee may from time to time issue guidelines as to what Arrangements it deems appropriate should an Event occur. The guidelines currently issued by the Board of Directors are attached hereto as Attachment A. These guidelines may be changed at any time without notice. Accordingly, optionees have no vested right with respect to the Arrangements which may be made upon the occurrence of an Event.

     6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

        a. Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant. If the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options granted such Principal Shareholder shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board or its delegate in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

        b. Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash (including pursuant to a cashless exercise as permitted under the Federal Reserve Board regulations, subject to applicable securities law restrictions), (ii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock on the date of exercise in accordance with the valuation methods discussed in Section 20.2031-2 of the Treasury Regulations, or (iii) a combination of stock (if permitted pursuant to (ii) above) and cash (as described in (i) above). Notwithstanding any provision to the contrary in this Plan, a form of payment will not be available if such form of payment would violate any law or regulation. For incentive stock options granted before August 26, 2002, if outstanding stock is used as payment and such stock was acquired upon prior exercise of an option, then such stock must have been held by the optionee for at least one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. For all other options, stock acquired upon prior exercise of an option may not be used as payment of the exercise price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with outstanding stock of the Company, or a combination of cash and such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

        c. Option Term. The Committee and/or Board or its delegate may grant options for any term, but shall not grant any options for a term longer than ten
(10) years from the date the option is granted (except in the case of an incentive stock option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this Section 6 of this Plan.

        d. Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which dates may be accelerated or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board or its delegate) and during such period and for such number of Shares as shall be determined by the Committee and/or Board or its delegate. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board or its delegate, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option (except as the option term may be extended in the event of death or disability pursuant to Section 6f), and, if applicable, unless the Committee and/or Board or its delegate shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

        e. Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

        f. Effect of Termination of Employment or Death or Disability. In the event the optionee's employment with the Company and/or its subsidiaries ceases, as determined by the Committee, during the optionee's lifetime for any reason, including retirement (but not including disability as defined herein), any option or unexercised portion thereof which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, or the termination of the optionee's employment due to disability (as defined in Code Section 22(e)(3)), any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or termination of employment due to disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one (1) year from the date of termination of optionee's employment but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five (5) years from the date of grant of such option.

        g. Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

     7. USE OF PROCEEDS. The proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

     8. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent, and provided further that any such amendment materially increasing the number of Shares reserved under this Plan, materially altering the persons or class of persons eligible to be granted stock options under this Plan, causing options granted to employees and intended to be incentive options under this Plan not to qualify as "incentive stock options" under Section 422 of the Code, or amending this
Section 8 shall be subject to shareholder approval. Any amendment to this Plan which would cause the acquisition or disposition of an option granted under this Plan by an officer or director of the Company not to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 pursuant to rules and regulations promulgated pursuant to such Section, case law or SEC releases or no-action letters interpreting such Section, or new Federal statute or amendments to such Section, shall also be subject to shareholder approval.

     9. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan was adopted by the Board of Directors on November 30, 1990, and was approved by the shareholders on March 1, 1991. This Plan has been amended from time as permitted hereunder, most recently on August 26, 2002. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate May 16, 2010. Termination of this Plan will not affect rights and obligations theretofore granted and then in effect.

        This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

    10. AUTOMATIC OPTION GRANTS TO DIRECTORS. Subject to registration and qualification under federal and state securities laws as is advised by counsel, the Company's current and future directors are hereby granted options under this Plan as follows: (i) on the date of the Company's Annual Meeting of Stockholders, each of the Company's Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, but whether or not such director serves as a member of the Stock Option Committee), who is re-elected at such meeting to another term as a director, and who has served the Company as a director for the immediately preceding six-month period, shall automatically and without any further action by the Board be granted a Non-Statutory Stock Option to purchase 6,000 shares of the Company's Common Stock; and (ii) on the date any person first becomes a director, whether through election by the Company's shareholders or appointment by the Board of Directors to fill a vacancy, each such person shall automatically and without further action by the Board be granted a Non-Statutory Stock Option to purchase 15,000 shares of the Company's Common Stock.

        The exercise price for such options shall be equal to the trading price for the Company's stock on the date of grant in the over-the counter market calculated pursuant to subparagraphs (b) and (c) of Section 20.2031-2 of the Treasury Regulations. The date of grant of an option shall, for all purposes, be the date determined in accordance with the terms of this Section 10. The foregoing options shall be for a term of ten (10) years and are to be exercisable as follows: (i) the 6,000 option share grants to re-elected directors shall be immediately exercisable in full; and (ii) the 15,000 option share grants to newly elected or appointed directors shall be exercisable in cumulative increments of one-fourth each at the end of 12 months, 24 months, 36 months, and 48 months if the optionee is still a director of the Company or its subsidiaries. Upon the occurrence of an event described in Section 5(b) of this Plan, the number of option shares which a director shall be granted pursuant to the foregoing formula, and the class of stock which is the subject of such option grant, shall be automatically adjusted such that directors receiving an automatic option grant subsequent to the occurrence of such event shall receive the same aggregate number of option shares, and would then hold the same class of stock, as if such director had been granted the option prior to the occurrence of such event.

        In the event an automatic option grant(s) pursuant to this Section 10 would result in option shares having been granted in excess of the number of option shares then remaining available for grant under this Plan, then such option grant(s) shall be made contingent upon a proper amendment to this Plan to accommodate such grants.

        Notwithstanding Section 8 of this Plan, the foregoing automatic option grant formula may not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

    11. LIMITED AUTHORITY TO ALTER TERMS OF OPTIONS. Within the parameters of
Section 6 of this Plan, the Board of Directors may, at their discretion, alter the terms of options to be granted pursuant to Section 10 hereof, or which were previously granted pursuant to Section 10 hereof.

8/26/02 Amended and Restated Stock Option Plan

                            ATTACHMENT B--PROXY CARD
                            (FOR SEC REFERENCE ONLY)
                            =========================


                                                                                                                   Please mark
                                                                                                                  your votes as /X/
                                                                                                                  indicated in
                                                                                                                  this example

The Board of Directors recommends a vote FOR all of the nominees listed below.
                                                                   The Board of Directors recommends a vote
                                                                   FOR Item 2.
                                                                                                               FOR  AGAINST  ABSTAIN
                                             FOR ALL   WITHHEL     ITEM 2.- Amendment to the Stock Option Plan / /    / /      / /
ITEM 1.- ELECTION OF DIRECTORS.              NOMINEES  FOR ALL              to increase the number of shares
        Nominees: (01) Jerome Drexler                                       reserved for issuance thereunder
                  (02) Christopher J. Dyball   / /       / /                by 275,000 shares.
                  (03) Richard M. Haddock
                  (04) Arthur H. Hausman                           The Board of Directors recommends a vote    FOR  AGAINST  ABSTAIN
                  (05) Dan Maydan                                  AGAINST Item 3.                             / /    / /      / /
                  (06) William E. McKenna
                  (07) Walter F. Walker                            ITEM 3.- Stockholder's proposal relating to
                                                                            dividend policy.
Withheld for the nominees you list below. (Write that nominee's
name in the space provided below.)                                 ITEM 4.- OTHER MATTERS. In their discretion,
                                                                   the Pro are authorized to vote upon such
----------------------------------------------------------------   other matters as may properly come
                                                                   before the meeting or any adjournment,
                                                                   continuation, or postponement




                                                                         -----  THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                                THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED
                                                                                WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE
                                                                                VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2,
                                                                                AGAINST PROPOSAL 3, AND ACCORDING TO THE DISCRETION
                                                                                OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY
                                                                                COME BEFORE THE MEETING.


Signature(s) _____________________________________________________________________________________ Date ______________________, 2002
Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person.
------------------------------------------------------------------------------------------------------------------------------------
                                                    ^ FOLD AND DETACH HERE ^


                                         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                                              PLEASE MARK, SIGN, DATE, AND RETURN
                                     THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                           THANK YOU.

PROXY

                                 [LOGO] DREXLER
                                        TECHNOLOGY CORPORATION


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 27, 2002

The undersigned hereby appoints Jerome Drexler and Jerald E. Rosenblum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Drexler Technology Corporation held of record by the undersigned on Wednesday, July 31, 2002, at the Annual Meeting of Stockholders to be held at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 27, 2002, at 2 p.m., or any continuation, adjournment, or postponement thereof.



        (CONTINUED AND TO BE MARKED, DATED, AND SIGNED ON THE OTHER SIDE)



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                            ^ FOLD AND DETACH HERE ^



     YOUR VOTE IS IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
              PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD
                IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

              IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE
               ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS.

                      YOU MAY REVOKE THIS PROXY AT ANY TIME
                        PRIOR TO ITS EXERCISE, OR YOU MAY
                     ATTEND THE MEETING AND VOTE IN PERSON.